UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Raging Capital, TICC’s Largest Shareholder as of Record Date for Special Meeting, Agrees to Vote All of its Shares in Favor of BSP

TICC to Appoint Additional Independent Director Recommended by Raging Capital, if BSP Transaction is Approved

BSP Agrees to Additional Fee Waiver for TICC Stockholders

TICC Board Urges Stockholders to Vote WHITE Proxy Card Today

GREENWICH, CT – October 27, 2015 – TICC Capital Corp. (NASDAQ: TICC) (the "Company," "TICC," "we," or "our") today announced that it has reached an agreement with Raging Capital Management, LLC ("Raging Capital") under which Raging Capital has agreed to vote all of its shares in favor of all TICC proposals at the 2015 Special Meeting of TICC stockholders, including voting FOR the Benefit Street Partners, LLC (“BSP”) investment advisory agreement and FOR the election of the six new directors named in TICC’s proxy statement. Raging Capital is TICC’s largest stockholder as of the record date for the Special Meeting.

TICC also agreed to appoint an additional independent director, recommended by Raging Capital, to the TICC Board if TICC’s proposals are approved at the Special Meeting. This will expand the number of independent directors on the TICC Board to eight.

In addition, BSP has agreed to further reduce the total fees paid by TICC by waiving 0.25% of its 1.50% annual management fee for a period of twenty-four months while the portfolio is being transitioned.

William C. Martin, Chairman and Chief Investment Officer of Raging Capital stated, “We have spent considerable time evaluating the transaction, and believe that BSP is a high-quality firm with considerable expertise in private debt and leveraged finance.  We are confident that they will be able to reposition the portfolio to create a best-in-class BDC for TICC stockholders. Additionally, we believe the tender offer and repurchase program, which BSP and the Company plan to execute, should be accretive and will serve to further align BSP’s interests with shareholders. In line with our initial suggestions, we are pleased with the substantial management fee savings and large stock buyback program.”

Steve Novak, Chair of the Special Committee of the TICC Board, added, “We are delighted to receive support from Raging Capital and look forward to their representative joining the Board. The TICC Special Committee, comprised of three independent directors and advised by Morgan Stanley and Wachtell Lipton, continues to believe the BSP investment advisory agreement is in the best interests of all stockholders.”

Richard Byrne, President of Benefit Street Partners stated, "We have now assembled an impeccable Board, including representation from Raging Capital, and have further reduced TICC's advisory fees, to what is now one of the absolute lowest levels in the industry.”

Mr. Martin concluded, “We believe the BSP transaction, as recently revised, is the best deal for TICC shareholders and a great outcome. We plan to vote our shares in favor of the BSP agreement and we believe other TICC shareholders should also do the same.”

In summary, under the BSP investment advisory agreement, TICC stockholders will benefit from the following:

•	Permanent reduction in annual management fees to 1.50% with an additional 0.25% fee waiver to 1.25% for twenty-four months;
•	BSP’s recommended $50 million to $100 million tender offer or repurchase program for TICC shares, with the tender offer to be funded by BSP after the vote at a minimum price of 0.9x NAV[1];
•	Strengthens board with a representative from Raging Capital as part of the new Board of Directors bringing the total new independent board members to five;
•	BSP’s expertise in private debt, deep bench of talent and proven track record; and
•	BSP’s plan to reposition TICC’s portfolio to private debt.

All stockholders of record as of August 31, 2015 are entitled to vote at the 2015 Special Meeting. TICC encourages all stockholders to carefully review its definitive proxy filing and other materials and vote only their WHITE proxy card.  For more information about TICC’s Special Meeting, please visit www.ticcbspagreement.com.

Morgan Stanley & Co. LLC and Wachtell, Lipton, Rosen & Katz are advising the Special Committee of the TICC Capital Board.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It

In connection with the approval of the proposed new investment advisory agreement, the Company has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. The Company has distributed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the approval of the proposed new investment advisory agreement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT THAT THE COMPANY FILES WITH THE SEC, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE APPROVAL OF THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT. The definitive proxy statement and other relevant materials in connection with the approval of the proposed new investment advisory agreement, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov), at the Company's website (http://www.ticc.com), or by writing to the Company at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

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Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the approval of the proposed new investment advisory agreement. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on September 3, 2015, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the approval of the proposed new investment advisory agreement, by security holdings or otherwise, are set forth in the proxy statement and other materials filed or to be filed with SEC in connection therewith.

Forward Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

TICC Contacts

Media:
Brandy Bergman/Meghan Gavigan
Sard Verbinnen & Co
212-687-8080

Stockholders:
Bruce Goldfarb/Tony Vecchio
Okapi Partners LLC
877-566-1922

1Appropriate minimum tender offer price would be no less than the current average price to net asset value ratio for large-cap BDCs (which is approximately 90% today); source: Keefe, Bruyette & Woods Weekly BDC/RIC Market Overview dated September 25, 2015

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